Exhibit 99.1

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Investor Relations Contact:	Company Contact:
Claire McAdams	Greg Swyt
Headgate Partners LLC	Vice President, Finance
530.265.9899	408.545.6088
claire@headgatepartners.com	ir@nanometrics.com

Nanometrics Reports First Quarter 2019 Financial Results

Outlook Strengthens for Revenue Growth and Increased Profitability in the Second Half of the Year

MILPITAS, Calif., April 30, 2019 — Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control systems, today announced financial results for its first quarter ended March 30, 2019.

First Quarter 2019 Highlights:

-

Strong Sequential Growth in Foundry/Logic; Outlook Strengthens for Second Half. Revenues of $67.1 million were at the high end of forecast, with service revenues continuing at record levels and product revenues reflecting a balanced contribution from memory and from the foundry, IDM and other device markets, which grew nearly 40% sequentially to contribute 50% to product revenues. During the quarter, the company’s outlook for revenue growth and strong profitability in the second half strengthened, given the expected stabilization of memory revenues, momentum building for a stronger second half in revenues from all other markets, and expectations for gross and operating margins also increasing for the second half.

-

Successful Introduction of Atlas® III+. The company introduced its newest flagship automated optical critical dimension (“OCD”) system, the Atlas III+, which has rapidly gained traction with the world’s leading semiconductor manufacturers, with first-quarter revenues recognized from multiple customers, across both memory and logic applications, and in both development and high-volume production environments. With significant enhancements to the company’s proprietary ellipsometry and reflectometry technologies, the Atlas III+ provides industry-leading metrology performance with increased productivity, sensitivity and accuracy.

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4D Technology’s InSpec® XL Wins Prism Award. The company’s 4D InSpec XL defect inspection gauge received the SPIE 2019 Prism Award in the test and measurement category. The Prism Awards for Photonics Innovation event is a leading international competition that honors the best new photonic products in the market. The 4D InSpec XL won the award for its utility and importance in making instant, qualifying, 3D measurements of surface features for manufactured parts.

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Announcement of $80 Million Stock Repurchase Program. Through 2018, the company had completed $80 million in stock repurchases, and in March 2019 announced a new $80 million plan. Following the company generating over $100 million in cash flow from operating activities last year, the management team and board of directors expressed confidence in the company’s future growth prospects, and a continued commitment to returning capital to stockholders, through this new program.

GAAP Results
	Q1 2019	Q4 2018	Q1 2018
Revenues (Millions)	$67.1	$77.0	$82.3
Gross Margin	50.4%	54.6%	57.7%
Operating Margin	5.0%	14.1%	25.0%
Net Income (Millions)	$3.0	$12.0	$16.4
Earnings per Diluted Share	$0.12	$0.49	$0.67

Non-GAAP Results
	Q1 2019	Q4 2018	Q1 2018
Gross Margin	52.5%	55.7%	57.8%
Operating Margin	8.5%	16.8%	25.6%
Net Income (Millions)	$4.7	$13.0	$16.5
Earnings per Diluted Share	$0.19	$0.53	$0.67

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website. Non-GAAP results exclude the impact of amortization of acquired intangibles, acquisition-related charges, severance costs, executive transition and search costs, gain on sale of property, and certain discrete tax and other items.

“Our first quarter results reflect the current shifts underway in industry spending, with strength in the foundry/logic market and significantly curtailed investments in the memory device market,” commented Dr. Pierre-Yves Lesaicherre, president and chief executive officer of Nanometrics. “While first-quarter revenues came in at the high end of our forecast, there were a few late-quarter shifts in product and

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

customer mix that resulted in gross margin at the low end of our expectations. The higher-margin business is instead forecast for the current quarter, resulting in a snap-back in gross margin above our target model range for the expected revenue level.

“We entered the year on a cautious note, given the delays of several planned memory projects by our largest customers and the resulting significant decline in memory capital spending expected in 2019, compared to 2018. During the first quarter, we were very pleased to see continued momentum building for second-half sales to the foundry, IDM and other device markets, while at the same time, we have witnessed stabilization in our memory forecast. In combination, the improving visibility and outlook contribute to our expectations of a significantly stronger second half of 2019, not just in terms of revenues, but margins and profitability as well.” Dr. Lesaicherre concluded, “We expect gross margins within or above our target model ranges for the remainder of the year, which enables us to continue our R&D investments in support of new products that will drive future growth.”

First Quarter 2019 Summary

Revenues for the first quarter of 2019 were $67.1 million, down 12.9% from $77.0 million in the fourth quarter of 2018, and down 18.5% from $82.3 million in the first quarter of 2018.  On a GAAP basis, gross margin was 50.4%, compared to 54.6% in the prior quarter and 57.7% in the year-ago period.  Operating income was $3.3 million, compared to $10.9 million in the prior quarter and $20.6 million in the year-ago period.  Net income was $3.0 million or $0.12 per diluted share, compared to $12.0 million or $0.49 per diluted share in the prior quarter and $16.4 million or $0.67 per diluted share in the first quarter of 2018.

On a non-GAAP basis, which excludes amortization of acquired intangible assets and acquisition-related charges gross margin was 52.5%, compared to 55.7% in the prior quarter and 57.8% in the year-ago period. Non-GAAP operating income, which also excludes amortization of intangible assets and acquisition-related costs included in operating costs, executive search and transition costs, and severance costs, was $5.7 million, compared to $13.0 million in the prior quarter and $21.0 million in the first quarter of 2018. Non-GAAP net income, which also adjusts for a gain on disposal of property and certain discrete tax and other items, was $4.7 million or $0.19 per diluted share, compared to $13.0 million or $0.53 per diluted share in the prior quarter and $16.5 million or $0.67 per diluted share in the first quarter of 2018.

Business Outlook

Management expects second quarter 2019 revenues in the range of $61 to $69 million. Gross margin is expected to be approximately 54%, plus or minus 1%, on a GAAP basis and 55%, plus or minus 1%, on a non-GAAP basis.  Management expects second quarter operating expenses to be in the range of $29.5 million to $30.5 million on a GAAP basis and $29.0 million to $30.0 million on a non-GAAP basis. Earnings per diluted share are expected to be in the range of $0.09 to $0.24 on a GAAP basis and $0.13 to $0.28 on a non-GAAP basis.

Conference Call Details

A conference call to discuss first quarter 2019 results will be held today at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. The conference ID is 5877575. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.

Use of Non-GAAP Financial Information

The non-GAAP gross profit, gross margin, operating income, operating income margin, net income, net income per share, which exclude certain expenses, charges and special items, and free cash flow, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude amortization of acquired intangibles assets, acquisition-related charges, severance costs, executive transition and search costs, gain on disposal of property, certain discrete tax items and other discrete adjustments, to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective; however, investors are cautioned that other companies may calculate these measures differently than Nanometrics does, which would limit the usefulness of these financial measures. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.

About Nanometrics

Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection solutions used primarily in the semiconductor manufacturing industry, as well as in the fabrication of other solid-state devices and components in the optoelectronic, LED and storage industries, and more recently in the industrial, aerospace and scientific research markets. Nanometrics’ process control solutions include automated and integrated metrology systems as well as software and analytics that measure and monitor key elements of device performance and yield, such as critical dimensions, device structures, surface shape and profile, overall topography and various thin film properties, including three-dimensional features and film thickness, as well as the optical, electrical and material properties of various substrates, devices and components. Nanometrics’ solutions enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor and other advanced markets. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on Nasdaq Global Select Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Forward Looking Statements

Certain statements in this press release, including those found in Dr. Lesaicherre’s quote, under the caption “Business Outlook,” and elsewhere regarding expected future financial or operational performance and expected market demand, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those described in this release.  Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors, including, but not limited to, unexpected: decreased levels of industry spending; Nanometrics’ inability to gain additional market share, increase sales, ship products as scheduled, achieve customer acceptance of new products or outperform the industry; decreased demand for Nanometrics’ products; shifts in the timing of customer orders and product shipments; technology adoption rates; changes in customer and product mix; changes in market share; changes in operating expenses; and general economic conditions. For additional information and considerations regarding the risks faced by Nanometrics that could cause actual results to differ materially, see its annual report on Form 10-K for the year ended December 29, 2018, as filed with the Securities and Exchange Commission on February 25, 2019 including under the caption “Risk Factors,” as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement, except as required by law.

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 30, 2019	December 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$95,212	$110,951
Marketable securities	52,851	40,841
Accounts receivable, net	45,252	50,854
Inventories	63,470	61,915
Inventories-delivered systems	349	180
Prepaid expenses and other	7,235	6,140
Total current assets	264,369	270,881

Property, plant and equipment, net	50,532	47,900
Operating lease - right of use assets, net	11,567	-
Goodwill	26,372	26,372
Intangible assets, net	26,572	27,326
Deferred income tax assets	2,473	2,569
Other assets	440	582
Total assets	$382,325	$375,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,901	$16,540
Accrued payroll and related expenses	9,490	21,658
Deferred revenue	10,641	8,990
Operating lease liabilities	2,893	-
Other current liabilities	6,859	9,421
Income taxes payable	1,623	3,164
Total current liabilities	50,407	59,773

Deferred revenue	1,505	1,753
Income taxes payable	1,027	871
Deferred tax liabilities	166	162
Operating lease liabilities	8,614	-
Other long-term liabilities	220	219
Total liabilities	61,939	62,778

Stockholders’ equity:
Common stock	25	24
Additional paid-in capital	251,841	247,983
Retained earnings	70,375	67,402
Accumulated other comprehensive loss	(1,855)	(2,557)
Total stockholders’ equity	320,386	312,852
Total liabilities and stockholders’ equity	$382,325	$375,630

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018

Net revenues:
Products	$53,855	$71,019
Service	13,245	11,294
Total net revenues	67,100	82,313

Costs of net revenues:
Cost of products	25,898	28,593
Cost of service	6,948	6,154
Amortization of intangible assets	466	35
Total costs of net revenues	33,312	34,782
Gross profit	33,788	47,531

Operating expenses:
Research and development	12,987	10,202
Selling	9,282	9,024
General and administrative	7,905	7,741
Amortization of intangible assets	289	-
Total operating expenses	30,463	26,967
Income from operations	3,325	20,564

Other income (expense):
Interest expense, net	(91)	(93)
Other income, net	270	352
Total other income, net	179	259

Income before income taxes	3,504	20,823
Provision for income taxes	531	4,442
Net income	$2,973	$16,381

Net income per share:
Basic	$0.12	$0.68
Diluted	$0.12	$0.67

Shares used in per share calculation:
Basic	24,474	24,063
Diluted	24,783	24,483

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Cash flows from operating activities:
Net income	$2,973	$16,381
Reconciliation of net income to net cash from operating activities:
Depreciation and amortization	2,406	1,724
Stock-based compensation	3,114	2,338
Disposal of fixed assets	2	45
Inventory write down	1,747	95
Deferred income taxes	4	2,062
Changes in assets and liabilities:
Accounts receivable	6,604	8,035
Inventories	(2,864)	315
Inventories-delivered systems	(169)	41
Prepaid expenses and other	(1,189)	(454)
Operating lease - right of use assets	148	-
Accounts payable, accrued and other liabilities	(13,656)	(1,474)
Deferred revenue	1,403	2,172
Operating lease liabilities	(90)	-
Income taxes payable	(1,289)	1,434
Net cash provided by (used) in operating activities	(856)	32,714

Cash flows from investing activities:
Payment for acquisition of certain assets	-	(1,000)
Sales of marketable securities	739	17,435
Maturities of marketable securities	11,450	6,500
Purchases of marketable securities	(24,021)	-
Purchase of property, plant and equipment	(4,132)	(1,319)
Net cash provided by (used) in investing activities	(15,964)	21,616

Cash flows from financing activities:
Proceeds from sale of shares under employee stock option and purchase plans	1,548	545
Taxes paid on net issuance of stock awards	(803)	(476)
Repurchases of common stock under share repurchase plans	-	(22,987)
Net cash provided by (used in) financing activities	745	(22,918)
Effect of exchange rate changes on cash and cash equivalents	336	(399)
Net increase (decrease) in cash and cash equivalents	(15,739)	31,013
Cash and cash equivalents, beginning of period	110,951	34,899
Cash and cash equivalents, end of period	$95,212	$65,912

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

	Three Months Ended
	March 30, 2019		December 29, 2018		March 31, 2018
Reconciliation of GAAP gross profit and gross margin to non-GAAP gross profit and gross margin
GAAP gross profit and gross margin, respectively	$33,788	50.4%	$42,038	54.6%	$47,531	57.7%
Non-GAAP adjustments:
Acquisition-related charges	957	1.4%	668	0.9%	-	0.0%
Amortization of intangible assets	466	0.7%	179	0.2%	35	0.0%
Total non-GAAP adjustments to gross profit	1,423	2.1%	847	1.1%	35	0.0%
Non-GAAP gross profit and gross margin, respectively	$35,211	52.5%	$42,885	55.7%	$47,566	57.8%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP Operating Expenses	$30,463	45.4%	$31,170	40.5%	$26,967	32.8%
Non-GAAP adjustments:
Amortization of intangible assets included in operating expenses	(289)	-0.4%	(96)	-0.1%	-	-
Acquisition-related charges included in operating expenses	(164)	-0.3%	(903)	-1.2%	-	-
Severance included in operating expenses	(260)	-0.4%	-	-	-	-
Executive transition	(190)	-0.3%	(240)	-0.3%	(376)	-0.5%
Executive search	-	-	-	-	(46)	-0.1%
Total non-GAAP adjustments to operating expenses	(903)	-1.4%	(1,240)	-1.6%	(422)	-0.6%
Non-GAAP operating expenses	$29,560	44.0%	$29,931	38.9%	$26,545	32.2%

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income and operating margin, respectively	$3,325	5.0%	$10,868	14.1%	$20,564	25.0%
Non-GAAP adjustments:			.
Non-GAAP adjustments to gross profit	1,423	2.1%	847	1.1%	35	0.0%
Non-GAAP adjustments to operating expenses	903	1.3%	1,240	1.6%	422	0.5%
Total non-GAAP adjustments to operating income	2,326	3.5%	2,087	2.7%	457	0.6%
Non-GAAP operating income and operating margin, respectively	$5,651	8.5%	$12,954	16.8%	$21,021	25.6%

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income	$2,973		$12,024		$16,381
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income	2,326		2,086		457
Gain on Disposal of Property	-		(874)		-
Other Discrete Items	-		89		-
Discrete tax items and tax effect of non-GAAP adjustments	(612)		(279)		(344)
Non-GAAP net income	$4,687		$13,047		$16,494

GAAP net income per diluted share	$0.12		$0.49		$0.67

Non-GAAP net income per diluted share	$0.19		$0.53		$0.67

Shares used in diluted net income per share calculation	24,783		24,481		24,483

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

(Unaudited)

NANOMETRICS INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP RESULTS – (Continued)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 30, 2019	December 29, 2018	March 31, 2018

Reconciliation of net cash provided by operating activities to free cash flow
GAAP net cash provided by operating activities	$(856)	$19,928	$32,714
Purchase of property and equipment	(4,132)	(4,544)	(1,319)
Free cash flow	$(4,988)	$15,384	$31,395

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